Exhibit 99.1

Shea Development Corp. Announces Plan to Increase Focus on Business Process Management Customers

Company withdraws Acufile 2 and Intelliplant from Market

DALLAS, TX – August 17, 2007 —Shea Development Corp., (OTCBB:SDLP - News), (“Shea”) an emerging leader in the business process management (“BPM”) and content delivery space, today announced that it will increase its focus on its long term strategy in the on demand BPM space. The Company also announced it will withdraw from the legacy utility applications business, discontinuing the Acufile 2, and Intelliplant products.

“Over the past few months, we have successfully completed two acquisitions to better position the Company and execute our long term growth strategy. With a total focus on our BPM solutions, we are able to deliver even greater value to our enterprise customers and help them fulfill their mission critical business needs,” said Frank Wilde, chairman and chief executive officer of Shea Development Corp.

Shea announced the acquisitions of Riptide and Bravera in April 2007. Both companies extend Shea’s capabilities in the rapidly growing BPM market and add world-class customers to the combined company.  Riptide has a strong track record of delivering mission-critical, zero-defect solutions on custom, mid-to-large-scale software systems for government and commercial customers.  With an on demand delivery platform that is unique to the BPM industry, Bravera provides a robust suite of BPM and content management solutions that deliver rapid deployments, significant ROI and faster work flow capabilities.

All customers currently operating under service agreements with Shea or Information Intellect using Acufile, and Intelliplant will be supported by the company until the end of the service contract period. This announcement does not affect its customers who are utilizing the company’s newly announced MeterMesh product line or its Utiliprice customers.

About Shea Development Corp.

Shea develops BPM software solutions to integrate, assemble and optimize available IT assets to drive business process productivity, reliability and security. Shea is in the process of developing an innovative, enterprise class business integration platform that incorporates proven integration technologies with next generation capabilities into a real-time, on-demand solution that delivers a unique combination of efficiency, agility and control. Shea is an emerging leader in this industry and has a commitment to deliver tangible business value to its customers. Shea serves customers in the commercial and utility markets as well as federal government, and civilian and military agencies through its subsidiaries, Information Intellect, Inc., Bravera, Inc. and Riptide Software, Inc. and has offices located in Marietta, Georgia, Reston, Virginia, Orlando, Florida and Fort Worth, Texas.

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “anticipate,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies.

Some of the effects that could cause actual results to differ from expectations are: a lack of Shea operating history; the uncertainty of success of our acquisition strategy to grow the Company; uncertainty of our ability to successfully integrate the acquired companies into Shea; dependence upon the federal, state and local agencies and industries and companies which experience volatility in funding budgets and sales cycles that may be lengthy and unpredictable; uncertainty of product development and acceptance; changes in the information technology spending trends; the uncertainty that the combined companies’ prospective sales pipeline will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Shea; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of threatened terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the business process automation and content delivery markets; the effects of inflation; changes in laws and regulations; changes in the company’s business plans; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; and the company’s ability to attract and retain qualified personnel.

For a discussion of these and other risk factors, see the company’s Current Report on Form 8-K filed on March 8, 2007 and its Quarterly Report on Form 10-QSB for the three months and six months ended June 30, 2007. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. Shea operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on Shea’s business or events described in any forward-looking statements. Shea disclaims any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

Contact:

Shea Development Corp

Rich Connelly, 469-954-9581

rich.connelly@bravera.com

or

The Blueshirt Group

Stacie Bosinoff, 415-217-7722

stacie@blueshirtgroup.com

Todd Friedman, 415-217-7722

todd@blueshirtgroup.com